As filed with the Securities and Exchange Commission on January 28, 2004
                                                  Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                             ----------------------

                               BIB HOLDINGS, LTD.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

            Nevada                                        33-0895699
  (State or other jurisdiction                 (IRS Employer Identification No.)
of incorporation or organization)

                              7409 Oak Grove Avenue
                             Las Vegas, Nevada 89117
               ---------------------------------------------------
               (Address of principal executive offices) (Zip Code)

                  ---------------------------------------------
                   COMPENSATION AGREEMENT WITH MOHAMED VERJEE
                  ---------------------------------------------
                            (Full title of agreement)

                      Gail Binder, Chief Executive Officer
                               BIB HOLDINGS, LTD.
                              7409 Oak Grove Avenue
                             Las Vegas, Nevada 89117

                     (Name and address of agent for service)
                                 (702) 243-8809
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE
================================================================================
                                  Proposed          Proposed
Title of                          Maximum           Maximum
Securities       Amount           Offering          Aggregate       Amount of
to be            to be            Price             Offering        Registration
Registered       Registered       Per Share(1)      Price(1)        Fee
--------------------------------------------------------------------------------
Common Stock     300,000          $0.175            $52,500         $6.65
================================================================================

(1) Computed pursuant to Rule 457(c) of the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee and not as a representation as to any actual proposed price. The offering price per share, maximum aggregate offering price and registration fee is based upon the average of the high and the low price on the Over-the-Counter Bulletin Board on January 26, 2004.

================================================================================


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

                                     PART I

Item 1. Plan Information.

      Not required to be filed with the Securities and Exchange Commission (the "Commission").

Item 2. Registrant Information and the Employee Information.

      Not required to be filed with the Commission.

          PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

      The Registrant hereby incorporates by reference into this Registration Statement the documents listed below filed pursuant to the Securities Exchange Act of 1934 (the "Exchange Act"), and are deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents:

      o Reference is made to the Registrant's annual report on Form 10-KSB, as filed with the SEC on July 15, 2003, which is hereby incorporated by reference.

      o Reference is made to the Registrant's quarterly report on Form 10-QSB, as filed with the SEC on July 30, 2003, which is hereby incorporated by reference.

      o Reference is made to the Registrant's quarterly report on Form 10-QSB, as filed with the SEC on November 14, 2003, which is hereby incorporated by reference.

      o Reference is made to the Registrant's current report on Form 8-K, as filed with the SEC on August 29, 2003, as amended October 10, 2003, which is hereby incorporated by reference.

      o Reference is made to the Registrant's current report on Form 8-K, as filed with the SEC on October 8, 2003, as amended November 10, 2003 and November 24, 2003, which is hereby incorporated by reference.

      o     Reference is made to the Registrant's current report on Form 8-K, as
            filed  with  the  SEC  on  December  31,   2003,   which  is  hereby
            incorporated by reference.

      o Reference is made to the Registrant's current report on Form 8-K, as filed with the SEC on January 21, 2004, which is hereby incorporated by reference.

      o     Reference  is  made to the  Registrant's  information  statement  on
            Schedule 14C as filed with the SEC on January 15, 2004.

      o Reference is made to the Registrant's registration statement on Form SB-2, as filed with the SEC on January 23, 2004, which is hereby incorporated by reference.

Item 4. Description of Securities.

      Not Applicable.

Item 5. Interests of Named Experts and Counsel.

      None.


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

Item 6. Indemnification of Directors and Officers.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. The Company's Certificate of Incorporation provides that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director except as limited by Nevada law. The Company's Bylaws provide that the Company shall indemnify to the full extent authorized by law each of its directors and officers against expenses incurred in connection with any proceeding arising by reason of the fact that such person is or was an agent of the corporation.

      Insofar as indemnification for liabilities may be invoked to disclaim liability for damages arising under the Securities Act of 1933, as amended, or the Securities Act of 1934, (collectively, the "Acts") as amended, it is the position of the Securities and Exchange Commission that such indemnification is against public policy as expressed in the Acts and are therefore, unenforceable.

Item 7. Exemption from Registration Claimed.

      None.

Item 8. Exhibits.

EXHIBIT
NUMBER      EXHIBIT
------      -------

4.1         Consulting  Services  Agreement  between  the  Company  and  Mohamed
            Verjee.

5.1         Opinion of Sichenzia Ross Friedman Ference LLP

23.1        Consent of Chavez and Koch

23.2        Consent of  Sichenzia  Ross  Friedman  Ference LLP is  contained  in
            Exhibit 5.1.

Item 9. Undertakings.

      (a) The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


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

                                   Signatures

      In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of a registration statement on Form S-8 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on January 28, 2004.

                                        BIB HOLDINGS, LTD.


                                        By: /s/ GAIL BINDER
                                           -------------------------------------
                                           Gail Binder
                                           Chief Executive Officer, Director


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